UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2009

UPSTREAM BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50331
(Commission File Number)

98-0371433
(IRS Employer Identification No.)

Suite 200 – 1892 West Broadway, Vancouver, British Columbia, Canada V6J 1Y9
(Address of principal executive offices and Zip Code)

604.638.1674
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of our financial statements for the period ended June 30, 2009, we came to the conclusion on August 31, 2009 that our financial statements for the period from March 31, 2006 to March 31, 2009 should no longer be relied upon as a result of errors with respect to the accrual of severance provisions relating to management contracts of three senior officers of our company. Consequently, our company intends to amend the financial statements for the relevant quarters and fiscal years to reflect the correct amounts due to related parties and expensed as management compensation and intends to amend the relevant balance sheets, statements of operations and statements of cash flows accordingly to correctly present these revised calculations. We intend to file amended quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, December 31, 2008, and March 31, 2009 and amended annual reports on Form 10-K for the fiscal years ended September 30, 2006, 2007, and 2008.

Our management has discussed the matters described in this Item 4.02 with members of our board of directors and our independent registered public accounting firm, Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants.

Brief Description of the Amendments

Effective August 18, 2009, our company entered into an agreement with each of Joel Bellenson, our Chief Executive Officer, and Dexster Smith, our President, Secretary and Treasurer, to amend the terms of their respective employment agreements. Effective August 28, 2009, Joel Bellenson was appointed the Chief Financial Officer of our company following the resignation of Tim Fernback on the same date. The amendment agreements revise the severance provisions of the original employment agreements which provided for the payment of $150,000 as a retiring allowance to each of the employees in the event that their employment was terminated for any reason. Under the terms of the amending agreements, we agreed to pay each of Messrs. Bellenson and Smith $150,000 severance only in the event that: (a) we terminate their employment without cause; or (b) they terminate their employment upon a material breach or default of any term of their respective employment agreements by our company, but only if they first give written notice of such breach or default to us and we fail to rectify it within a period of 30 days following receipt of such notice. Accordingly, the accrued liability of $300,000 will not be recognized in our company’s financial statements subsequent to June 30, 2009.

Prior to August 28, 2009, we were subject to a management services agreement with TCF Ventures Corp., a company beneficially owned by Mr. Fernback, whereby our company paid $150,000 annually to TCF Ventures Corp. for consulting services primarily pertaining to the function of Chief Financial Officer. On August 24, 2009, our company received notice that TCF Ventures Corp. terminated its management services contract effective August 28, 2009. The notice alleges TCF Ventures Corp.’s right to terminate due to an un-rectified material breach arising from our company’s failure to pay a portion of the compensation owing under the contract on a timely basis. After seeking legal advice, our company denied the breach since the compensation in question was voluntarily deferred by TCF Ventures Corp. The $150,000 was incorrectly accrued in the financial statements of our company from February 7, 2006 (date of the original contract) to June 30, 2009. Accordingly and although in dispute, our company has retroactively reversed the $150,000 accrual from our financial statements as at June 30, 2009, and intend to amend the quarterly and annual reports set out above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

/s/ Joel Bellenson
Joel Bellenson
Chief Executive Officer, Chief Financial Officer
and Director

Date: August 31, 2009